Exhibit 99.1

Sonus Networks Reports 2016 Third Quarter Results

For Immediate Release: October 26, 2016

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent Cloud communications, today announced results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•                  Total Company revenue was $65.0 million, compared to $67.9 million in the third quarter of 2015.

•                  Product revenue was $38.6 million, compared to $42.2 million in the third quarter of 2015.

•                  Service revenue was $26.4 million, compared to $25.6 million in the third quarter of 2015.

•                  GAAP gross margin was 67.0%, compared to 67.4% in the third quarter of 2015.

•                  Non-GAAP gross margin was 69.9%, compared to 70.0% in the third quarter of 2015.

•                  GAAP operating expenses were $47.9 million, compared to $47.1 million in the third quarter of 2015.

•                  Non-GAAP operating expenses were $39.0 million, compared to $41.4 million in the third quarter of 2015.

•                  GAAP loss per share was $0.08, compared to a GAAP loss per share of $0.04 in the third quarter of 2015.

•                  Non-GAAP earnings per share was $0.12, compared to non-GAAP earnings per share of $0.11 in the third quarter of 2015.

•                  Cash and investments were $121.0 million at quarter end, compared to $142.7 million at the end of the second quarter of 2016.

“I am pleased with our strong financial performance in the third quarter of 2016 as our sustained investment in the transition to software-based solutions continues to pay off.  As our customers shift to a Cloud-based approach, Sonus is pleased to provide the critical network architecture and support to make this transition simple and affordable,” said Ray Dolan, Sonus President and CEO.

Susan Villare, Sonus Interim CFO, commented, “We were pleased to see that our flagship Sonus SBC 7000 and Sonus SBC 5000 products continue to do well as it relates to revenue growth as well as gross margin performance.  Product revenue for these products increased approximately 30% for the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015.  Our margin improvements and expense controls drove our performance, and our balance sheet remains strong with cash and equivalents of $121 million,” continued Villare.

2016 Restructuring Program

On July 27, 2016, the Company announced a restructuring program to further accelerate its investment in new technologies as the communications industry migrates to the Cloud.  The total anticipated restructuring expense for this program to be recorded over a twelve-month period is between $3 million and $4 million.  The Company expects to generate approximately $6 million to $8 million of savings over the term of the program. The Company intends to utilize the entire savings to shift headcount towards new strategic initiatives (e.g., new products, expanded go-to-market footprint in selected geographies and discrete vertical markets).  Restructuring expense of $1.2 million was recorded in the third quarter of 2016 in connection with this program, resulting in estimated annualized savings of approximately $4 million.  The Company has re-invested $2.6 million on an annualized basis to fund the previously noted strategic initiatives.

Taqua Acquisition

On September 26, 2016, the Company announced the closing of its acquisition of Taqua, LLC, a leading supplier of IP communications systems, applications and services to mobile and fixed operators.  Sonus paid $19.9 million in cash to the sellers on the acquisition date, net of cash acquired.  Additionally, the Company recorded $10.0 million of contingent consideration, based upon the Company’s estimate of historical and probability weighted cash flows related to forecasted sales through the earn-out period.  Acquisition-related fees of $1.0 million were recorded in the third quarter of 2016, primarily related to legal, audit and consulting fees.  As the deal closed the last week of Sonus’ third quarter of 2016, Taqua’s revenue contribution was modest at $0.1 million.  The GAAP and Non-GAAP impact of this acquisition in the third quarter of 2016 was a loss per share of $0.01.

Taqua Restructuring Program

In connection with the acquisition of Taqua, the Company’s management initiated an immaterial restructuring plan in the third quarter to eliminate certain redundant positions.  In addition, on October 24, 2016, the Audit Committee of the Board of Directors of the Company approved a broader restructuring plan related to the Taqua acquisition to eliminate both redundant positions and facilities.  The Company recorded $0.4 million of Taqua-related restructuring expense during the three months ended September 30, 2016.  The Company anticipates it will record an additional restructuring expense between $1 million and $2 million in connection with this program.

Stock Buyback Program

During the third quarter of 2016, the Company repurchased a total of 0.3 million shares at a weighted average price of $8.33 per share, for a total of $2.1 million.  Under the current stock buyback program, the Company is authorized to repurchase up to an additional $7.8 million of the Company’s common stock as of the end of its third quarter of 2016.

Q416 and FY16 Guidance

The Company’s guidance is based on current indications for its business, which are subject to change.  Gross margin, operating expenses and diluted earnings per share are presented on both a GAAP and Non-GAAP basis.  A reconciliation of the non-GAAP to GAAP guidance and a statement on the use of Non-GAAP financial measures are included at the end of this press release.

Sonus (excluding Taqua Acquisition):

	Q416 Guidance	FY16 Guidance
Revenue	$65 million to $67 million	$250 million to $252 million
GAAP Gross Margin	66.0% to 66.6%	65.9% to 66.4%
Non-GAAP Gross Margin(1)	69.0% to 69.5%	69.0% to 69.5%
GAAP Operating Expenses	$44.4 million to $45.4 million	$176.9 million to $177.9 million
Non-GAAP Operating Expenses(1)	$39.5 million to $40.5 million	$154 million to $155 million
GAAP Diluted Earnings (Loss) per Share	($0.05) to ($0.02)	($0.27) to ($0.24)
Non-GAAP Diluted Earnings per Share(1)	$0.09 to $0.12	$0.33 to $0.36
Basic Shares	49.5 million	49.4 million
Diluted Shares	50 million	50 million

Taqua Acquisition:

	Q416 Guidance	FY16 Guidance
Revenue	$1.8 million	$2 million
GAAP Loss per Share	($0.08)	($0.10)
Non-GAAP Loss per Share(1)	($0.05)	($0.06)
Basic Shares	49.5 million	49.4 million
Diluted Shares	49.5 million	49.4 million

Consolidated (including Taqua Acquisition):

	Q416 Guidance	FY16 Guidance
Total Company Revenue	$66.8 million to $68.8 million	$252 million to $254 million
GAAP Gross Margin	64.1% to 64.7%	65.7% to 66.2%
Non-GAAP Gross Margin(1)	68.0% to 68.5%	69.0% to 69.5%
GAAP Operating Expenses	$48.8 million to $49.8 million	$181.7 million to $182.7 million
Non-GAAP Operating Expenses(1)	$43 million to $44 million	$157.5 million to $158.5 million
GAAP Loss per Share	($0.13) to ($0.10)	($0.36) to ($0.33)
Non-GAAP Diluted Earnings per Share(1)	$0.04 to $0.07	$0.27 to $0.30
Basic Shares	49.5 million	49.4 million
Diluted Shares	50 million	50 million

(1)   Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Conference call details:

Date:  October 26, 2016

Time:  8:30 a.m. (ET)

Dial-in number:  800-672-8961

International callers:  +1-312-281-1202

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event.  A replay of the telephone conference call will be available following the conference call until November 9, 2016, and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers.  The reservation number for the replay is 21818798.

Accounting Period

Beginning in fiscal 2016, the Company will report its first, second and third quarters on a month-end basis, such that the first quarter ended on March 31, 2016, the second quarter ended on June 30, 2016, and the third quarter ended on September 30, 2016.  The Company’s fiscal year will continue to end on December 31.

Tags

Sonus Networks, Sonus, SONS, 2016 second quarter, 2016 earnings, results, IP-based network solutions, SBC, DSC, SWe, SDN, software edition, software SBC, session border controller, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX, NFV

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of Cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our executive officers in the section “Third Quarter 2016 Highlights”, statements in the sections “2016 Restructuring Program”, “Taqua Restructuring Program” and “Q416 and FY16 Guidance” and statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the Taqua acquisition on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the acquisitions that we have completed; the effects of disruption from the acquisitions that we have completed, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies with respect to the acquisitions that we have completed; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility, patent litigation settlement costs, acquisition-related expense, restructuring and certain gains and losses included in other income (expense).  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of assets acquired and liabilities assumed in connection with the Taqua acquisition, we were required to increase the aggregate fair value of acquired inventory by $0.6 million.  The acquired inventory will be charged to cost of product revenue as it is sold to end customers.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry as if we had purchased the inventory ourselves rather than acquired it through a business combination.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

During the second quarter of 2015, we reached an agreement with the landlord of one of our previously restructured facilities to vacate the facility without penalty or future payments.  As a result, we were able to vacate the facility earlier than originally planned.  In connection with this settlement, we recorded incremental depreciation expense to account for the change in estimated life of the fixed assets related to this facility.  We believe that excluding this incremental depreciation expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as such incremental depreciation expense is not related to our ongoing operations or our core business activities.

In June 2016, we recorded $0.6 million of patent litigation settlement costs.  This amount is included as a component of General and administrative expense; however, we believe that such patent litigation settlement costs are not part of our core business or ongoing operations.  Accordingly, we believe that excluding this patent litigation settlement expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  Additionally, as previously announced, we expect to record restructuring expense in connection with new restructuring initiatives over the next twelve months.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

In July 2016, we sold the NET domain name to a third party and recognized a gain, net of commission and fees, of $0.8 million, which is included as a component of Other income, net, in the three and nine months ended September 30, 2016.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information

Wendy Tullo

(978) 614-8167

wtullo@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 25,
	2016	2016	2015
Revenue:
Product	$38,601	$35,349	$42,230
Service	26,410	25,508	25,632
Total revenue	65,011	60,857	67,862

Cost of revenue:
Product	12,285	11,409	13,158
Service	9,140	9,220	8,992
Total cost of revenue	21,425	20,629	22,150

Gross profit	43,586	40,228	45,712

Gross margin:
Product	68.2%	67.7%	68.8%
Service	65.4%	63.9%	64.9%
Total gross margin	67.0%	66.1%	67.4%

Operating expenses:
Research and development	18,230	17,457	19,335
Sales and marketing	18,103	16,192	16,507
General and administrative	8,998	9,287	11,074
Acquisition-related	951	—	—
Restructuring	1,620	—	158
Total operating expenses	47,902	42,936	47,074

Loss from operations	(4,316)	(2,708)	(1,362)
Interest income, net	209	217	82
Other income, net	803	10	133

Loss before income taxes	(3,304)	(2,481)	(1,147)
Income tax provision	(427)	(435)	(749)

Net loss	$(3,731)	$(2,916)	$(1,896)

Loss per share:
Basic	$(0.08)	$(0.06)	$(0.04)
Diluted	$(0.08)	$(0.06)	$(0.04)

Shares used to compute loss per share:
Basic	49,402	49,423	49,625
Diluted	49,402	49,423	49,625

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 25,
	2016	2015
Revenue:
Product	$108,719	$94,137
Service	76,300	78,571
Total revenue	185,019	172,708

Cost of revenue:
Product	35,230	36,075
Service	27,572	27,277
Total cost of revenue	62,802	63,352

Gross profit	122,217	109,356

Gross margin:
Product	67.6%	61.7%
Service	63.9%	65.3%
Total gross margin	66.1%	63.3%

Operating expenses:
Research and development	53,005	58,642
Sales and marketing	50,890	53,812
General and administrative	26,656	30,742
Acquisition-related	951	131
Restructuring	1,620	1,306
Total operating expenses	133,122	144,633

Loss from operations	(10,905)	(35,277)
Interest income, net	590	90
Other income, net	916	183

Loss before income taxes	(9,399)	(35,004)
Income tax provision	(1,902)	(1,594)

Net loss	$(11,301)	$(36,598)

Loss per share:
Basic	$(0.23)	$(0.74)
Diluted	$(0.23)	$(0.74)

Shares used to compute loss per share:
Basic	49,436	49,512
Diluted	49,436	49,512

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$32,566	$50,111
Short-term investments	49,829	58,533
Accounts receivable, net	44,169	51,533
Inventory	20,811	23,111
Other current assets	13,237	11,853
Total current assets	160,612	195,141

Property and equipment, net	13,077	13,620
Intangible assets, net	38,794	26,087
Goodwill	52,136	40,310
Investments	38,603	33,605
Deferred income taxes	1,797	1,879
Other assets	4,834	2,249
	$309,853	$312,891

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,331	$5,949
Accrued expenses	22,990	31,963
Current portion of deferred revenue	37,896	38,716
Current portion of long-term liabilities	1,029	821
Total current liabilities	66,246	77,449

Deferred revenue	8,465	7,374
Deferred income taxes	2,806	2,282
Contingent consideration - acquisition	10,000	—
Other long-term liabilities	1,675	2,760
Total liabilities	89,192	89,865

Commitments and contingencies

Stockholders equity:
Common stock	49	49
Additional paid-in capital	1,249,095	1,240,803
Accumulated deficit	(1,034,543)	(1,023,242)
Accumulated other comprehensive income	6,060	5,416
Total stockholders’ equity	220,661	223,026
	$309,853	$312,891

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 25,
	2016	2015
Cash flows from operating activities:
Net loss	$(11,301)	$(36,598)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	5,914	9,646
Amortization of intangible assets	5,493	4,975
Stock-based compensation	15,464	16,902
Loss on disposal of property and equipment	29	112
Gain on sale of domain name	(800)	—
Deferred income taxes	763	514
Changes in operating assets and liabilities:
Accounts receivable	9,287	11,623
Inventory	2,756	(2,076)
Other operating assets	(798)	1,282
Accounts payable	(2,904)	(2,329)
Accrued expenses and other long-term liabilities	(12,032)	(5,733)
Deferred revenue	(1,823)	3,379
Net cash provided by operating activities	10,048	1,697

Cash flows from investing activities:
Purchases of property and equipment	(3,637)	(6,417)
Business acquisitions, net of cash acquired	(20,669)	(10,897)
Purchases of marketable securities	(62,468)	(25,577)
Sale/maturities of marketable securities	65,327	49,328
Cash proceeds from sale of domain name	800	—
Net cash (used in) provided by investing activities	(20,647)	6,437

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,360	2,378
Proceeds from exercise of stock options	135	1,757
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,538)	(2,314)
Repurchase of common stock	(7,130)	(6,083)
Principal payments of capital lease obligations	(33)	(62)
Net cash used in financing activities	(7,206)	(4,324)

Effect of exchange rate changes on cash and cash equivalents	260	(194)

Net (decrease) increase in cash and cash equivalents	(17,545)	3,616
Cash and cash equivalents, beginning of year	50,111	41,157
Cash and cash equivalents, end of period	$32,566	$44,773

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility, patent litigation settlement expense and the gain on the sale of a domain name included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	September 30,	June 30,	September 25,
	2016	2016	2015
Stock-based compensation
Cost of revenue - product	$95	$93	$81
Cost of revenue - service	331	322	378
Cost of revenue	426	415	459

Research and development expense	1,298	1,210	1,349
Sales and marketing expense	3,048	1,224	1,282
General and administrative expense	1,636	1,792	2,183
Operating expense	5,982	4,226	4,814

Total stock-based compensation	$6,408	$4,641	$5,273

Amortization of intangible assets
Cost of revenue - product	$1,455	$1,455	$1,323

Sales and marketing expense	319	318	414
Operating expense	319	318	414

Total amortization of intangible assets	$1,774	$1,773	$1,737

Depreciation expense for abandoned facility
Research and development expense	$—	$—	$322

Patent litigation settlement
General and administrative expense	$—	$605	$—

Gain on sale of domain name
Other income, net	$800	$—	$—

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility, patent litigation settlement expense and the gain on the sale of a domain name included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Nine months ended
	September 30,	September 25,
	2016	2015
Stock-based compensation
Cost of revenue - product	$259	$238
Cost of revenue - service	985	1,155
Cost of revenue	1,244	1,393

Research and development expense	3,687	4,152
Sales and marketing expense	5,292	4,150
General and administrative expense	5,241	7,207
Operating expense	14,220	15,509

Total stock-based compensation	$15,464	$16,902

Amortization of intangible assets
Cost of revenue - product	$4,537	$3,667

Sales and marketing expense	956	1,308
Operating expense	956	1,308

Total amortization of intangible assets	$5,493	$4,975

Depreciation expense for abandoned facility
Research and development expense	$—	$646

Patent litigation settlement expense
General and administrative expense	$605	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 25,
	2016	2016	2015

GAAP gross margin - product	68.2%	67.7%	68.8%
Stock-based compensation expense	0.2%	0.3%	0.2%
Amortization of intangible assets	3.8%	4.1%	3.2%
Non-GAAP gross margin - product	72.2%	72.1%	72.2%

GAAP gross margin - service	65.4%	63.9%	64.9%
Stock-based compensation expense	1.2%	1.2%	1.5%
Non-GAAP gross margin - service	66.6%	65.1%	66.4%

GAAP total gross margin	67.0%	66.1%	67.4%
Stock-based compensation expense	0.7%	0.7%	0.7%
Amortization of intangible assets	2.2%	2.4%	1.9%
Non-GAAP total gross margin	69.9%	69.2%	70.0%

GAAP total gross profit	$43,586	$40,228	$45,712
Stock-based compensation expense	426	415	459
Amortization of intangible assets	1,455	1,455	1,323
Non-GAAP total gross profit	$45,467	$42,098	$47,494

GAAP research and development expense	$18,230	$17,457	$19,335
Stock-based compensation expense	(1,298)	(1,210)	(1,349)
Depreciation expense for abandoned facility	—	—	(322)
Non-GAAP research and development expense	$16,932	$16,247	$17,664

GAAP sales and marketing expense	$18,103	$16,192	$16,507
Stock-based compensation expense	(3,048)	(1,224)	(1,282)
Amortization of intangible assets	(319)	(318)	(414)
Non-GAAP sales and marketing expense	$14,736	$14,650	$14,811

GAAP general and administrative expense	$8,998	$9,287	$11,074
Stock-based compensation expense	(1,636)	(1,792)	(2,183)
Patent litigation settlement expense	—	(605)	—
Non-GAAP general and administrative expense	$7,362	$6,890	$8,891

GAAP operating expenses	$47,902	$42,936	$47,074
Stock-based compensation expense	(5,982)	(4,226)	(4,814)
Amortization of intangible assets	(319)	(318)	(414)
Patent litigation settlement expense	—	(605)	—
Depreciation expense for abandoned facility	—	—	(322)
Acquisition-related expense	(951)	—	—
Restructuring	(1,620)	—	(158)
Non-GAAP operating expenses	$39,030	$37,787	$41,366

GAAP loss from operations	$(4,316)	$(2,708)	$(1,362)
Stock-based compensation expense	6,408	4,641	5,273
Amortization of intangible assets	1,774	1,773	1,737
Patent litigation settlement expense	—	605	—
Depreciation expense for abandoned facility	—	—	322
Acquisition-related expense	951	—	—
Restructuring	1,620	—	158
Non-GAAP income from operations	$6,437	$4,311	$6,128

GAAP income (loss) from operations as a percentage of revenue	-6.6%	-4.4%	-2.0%
Stock-based compensation expense	9.8%	7.6%	7.7%
Amortization of intangible assets	2.7%	2.9%	2.6%
Patent litigation settlement expense	0.0%	1.0%	0.0%
Depreciation expense for abandoned facility	0.0%	0.0%	0.5%
Acquisition-related expense	1.5%	0.0%	0.0%
Restructuring	2.5%	0.0%	0.2%
Non-GAAP income from operations as a percentage of revenue	9.9%	7.1%	9.0%

GAAP net loss	$(3,731)	$(2,916)	$(1,896)
Stock-based compensation expense	6,408	4,641	5,273
Amortization of intangible assets	1,774	1,773	1,737
Depreciation expense for abandoned facility	—	—	322
Patent litigation settlement expense	—	605	—
Acquisition-related expense	951	—	—
Restructuring	1,620	—	158
Gain on sale of domain name	(800)	—	—
Non-GAAP net income	$6,222	$4,103	$5,594

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.08)	$(0.06)	$(0.04)
Stock-based compensation expense	0.13	0.09	0.11
Amortization of intangible assets	0.04	0.04	0.03
Depreciation expense for abandoned facility	—	—	0.01
Patent litigation settlement expense	—	0.01	—
Acquisition-related expense	0.02	—	—
Restructuring	0.03	—	*
Gain on sale of domain name	(0.02)	—	—
Non-GAAP diluted earnings per share	$0.12	$0.08	$0.11

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,402	49,423	49,625
Non-GAAP shares used to compute diluted earnings per share	49,877	49,970	49,696

* Less than $0.01 impact on loss per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 25,
	2016	2015

GAAP gross margin - product	67.6%	61.7%
Stock-based compensation expense	0.2%	0.3%
Amortization of intangible assets	4.2%	3.8%
Non-GAAP gross margin - product	72.0%	65.8%

GAAP gross margin - service	63.9%	65.3%
Stock-based compensation expense	1.3%	1.5%
Non-GAAP gross margin - service	65.2%	66.8%

GAAP total gross margin	66.1%	63.3%
Stock-based compensation expense	0.6%	0.8%
Amortization of intangible assets	2.5%	2.1%
Non-GAAP total gross margin	69.2%	66.2%

GAAP total gross profit	$122,217	$109,356
Stock-based compensation expense	1,244	1,393
Amortization of intangible assets	4,537	3,667
Non-GAAP total gross profit	$127,998	$114,416

GAAP research and development expense	$53,005	$58,642
Stock-based compensation expense	(3,687)	(4,152)
Depreciation expense for abandoned facility	—	(646)
Non-GAAP research and development expense	$49,318	$53,844

GAAP sales and marketing expense	$50,890	$53,812
Stock-based compensation expense	(5,292)	(4,150)
Amortization of intangible assets	(956)	(1,308)
Non-GAAP sales and marketing expense	$44,642	$48,354

GAAP general and administrative expense	$26,656	$30,742
Stock-based compensation expense	(5,241)	(7,207)
Patent litigation settlement expense	(605)	—
Non-GAAP general and administrative expense	$20,810	$23,535

GAAP operating expenses	$133,122	$144,633
Stock-based compensation expense	(14,220)	(15,509)
Amortization of intangible assets	(956)	(1,308)
Depreciation expense for abandoned facility	—	(646)
Patent litigation settlement expense	(605)	—
Acquisition-related expense	(951)	(131)
Restructuring	(1,620)	(1,306)
Non-GAAP operating expenses	$114,770	$125,733

GAAP loss from operations	$(10,905)	$(35,277)
Stock-based compensation expense	15,464	16,902
Amortization of intangible assets	5,493	4,975
Depreciation expense for abandoned facility	—	646
Patent litigation settlement expense	605	—
Acquisition-related expense	951	131
Restructuring	1,620	1,306
Non-GAAP income (loss) from operations	$13,228	$(11,317)

GAAP loss from operations as a percentage of revenue	-5.9%	-20.4%
Stock-based compensation expense	8.3%	9.7%
Amortization of intangible assets	3.0%	2.8%
Depreciation expense for abandoned facility	0.0%	0.4%
Patent litigation settlement expense	0.3%	0.0%
Acquisition-related expense	0.5%	0.1%
Restructuring	0.9%	0.8%
Non-GAAP income (loss) from operations as a percentage of revenue	7.1%	-6.6%

GAAP net loss	$(11,301)	$(36,598)
Stock-based compensation expense	15,464	16,902
Amortization of intangible assets	5,493	4,975
Depreciation expense for abandoned facility	—	646
Patent litigation settlement expense	605	—
Acquisition-related expense	951	131
Restructuring	1,620	1,306
Gain on sale of domain name	(800)	—
Non-GAAP net income (loss)	$12,032	$(12,638)

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.23)	$(0.74)
Stock-based compensation expense	0.32	0.34
Amortization of intangible assets	0.11	0.10
Depreciation expense for abandoned facility	—	0.01
Patent litigation settlement expense	0.01	—
Acquisition-related expense	0.02	*
Restructuring	0.03	0.03
Gain on sale of domain name	(0.02)	—
Non-GAAP diluted earnings (loss) per share	$0.24	$(0.26)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,436	49,512
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,752	49,512

* Less than $0.01 impact on loss per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Guidance

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ending December 31, 2016
	Sonus Only (excluding Taqua)		Taqua	Consolidated
	Range			Range

Revenue	$65.0	$67.0	$1.8	$66.8	$68.8

Gross margin
GAAP outlook	66.0%	66.6%		64.1%	64.7%
Stock-based compensation expense	0.7%	0.7%		0.7%	0.7%
Amortization of intangible assets	2.3%	2.2%		2.9%	2.8%
Fair value write-up of acquired inventory	0.0%	0.0%		0.3%	0.3%
Non-GAAP guidance	69.0%	69.5%		68.0%	68.5%

Operating expenses
GAAP outlook	$44.4	$45.4		$48.8	$49.8
Stock-based compensation expense	(4.6)	(4.6)		(4.6)	(4.6)
Amortization of intangible assets	(0.3)	(0.3)		(0.6)	(0.6)
Restructuring	—	—		(0.6)	(0.6)
Non-GAAP guidance	$39.5	$40.5		$43.0	$44.0

Income (loss) per share
GAAP outlook	$(0.05)	$(0.02)	$(0.08)	$(0.13)	$(0.10)
Stock-based compensation expense	0.10	0.10	—	0.10	0.10
Amortization of intangible assets	0.04	0.04	0.02	0.06	0.06
Fair value write-up of acquired inventory	—	—	*	*	*
Restructuring	—	—	0.01	0.01	0.01
Non-GAAP guidance	$0.09	$0.12	$(0.05)	$0.04	$0.07

	Year ending December 31, 2016
	Sonus Only (excluding Taqua)		Taqua	Consolidated
	Range		Range	Range

Revenue	$250.0	$252.0	$2.0	$252.0	$254.0

Gross margin
GAAP outlook	65.9%	66.4%		65.7%	66.2%
Stock-based compensation expense	0.7%	0.7%		0.7%	0.7%
Amortization of intangible assets	2.4%	2.4%		2.5%	2.5%
Fair value write-up of acquired inventory	0.0%	0.0%		0.1%	0.1%
Non-GAAP guidance	69.0%	69.5%		69.0%	69.5%

Operating expenses
GAAP outlook	$176.9	$177.9		$181.7	$182.7
Stock-based compensation expense	(18.8)	(18.8)		(18.8)	(18.8)
Amortization of intangible assets	(1.3)	(1.3)		(1.6)	(1.6)
Patent litigation settlement expense	(1.0)	(1.0)		(1.0)	(1.0)
Acquisition-related expense	(0.6)	(0.6)		(0.6)	(0.6)
Restructuring	(1.2)	(1.2)		(2.2)	(2.2)
Non-GAAP guidance	$154.0	$155.0		$157.5	$158.5

Income (loss) per share
GAAP outlook	$(0.27)	$(0.24)	$(0.10)	$(0.36)	$(0.33)
Stock-based compensation expense	0.41	0.41	—	0.41	0.41
Amortization of intangible assets	0.15	0.15	0.02	0.17	0.17
Fair value write-up of acquired inventory	—	—	*	*	*
Patent litigation settlement expense	0.01	0.01	—	0.01	0.01
Acquisition-related expense	0.02	0.02	—	0.02	0.02
Restructuring	0.03	0.03	0.02	0.04	0.04
Gain on sale of domain name	(0.02)	(0.02)	—	(0.02)	(0.02)
Non-GAAP guidance	$0.33	$0.36	$(0.06)	$0.27	$0.30

* Less than $0.01 impact on loss per share